EXHIBIT 4.4

                                                                  CONFORMED COPY





                                   AEGON N.V.
                                  as Guarantor

                                       and

                        TRANSAMERICA FINANCE CORPORATION
                                    as Issuer

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
          (successor in interest to Continental Illinois National Bank and Trust Company of Chicago)
                                   as Trustee


           __________________________________________________________


                             SUPPLEMENTAL INDENTURE


                          Dated as of January 12, 2004


                                       to


                                    INDENTURE


                           Dated as of March 15, 1981


           __________________________________________________________




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                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----


                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1    DEFINITION OF TERMS...........................................3

                                   ARTICLE II
                                   THE PARTIES

SECTION 2.1    THE TRUSTEE...................................................4
SECTION 2.2    THE GUARANTOR.................................................4

                                   ARTICLE III
                                  THE GUARANTEE

SECTION 3.1    GUARANTEE.....................................................4
SECTION 3.2    WAIVER OF NOTICE AND DEMAND...................................6
SECTION 3.3    WAIVER OF GUARANTOR'S RIGHTS..................................6
SECTION 3.4    NO DEFENSE; IMMUNITY SET-OFF; COUNTERCLAIM....................6
SECTION 3.5    GUARANTEE OF PAYMENT..........................................7
SECTION 3.6    OBLIGATIONS NOT AFFECTED......................................7
SECTION 3.7    SUBROGATION...................................................7
SECTION 3.8    INDEPENDENT OBLIGATIONS.......................................8

                                   ARTICLE IV
                                  SUBORDINATION

SECTION 4.1    RANKING.......................................................8

                                    ARTICLE V
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 5.1    GUARANTOR MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS........8
SECTION 5.2    SUCCESSOR SUBSTITUTED.........................................8

                                   ARTICLE VI
                                  MISCELLANEOUS

SECTION 6.1    RATIFICATION OF THE INDENTURE.................................9
SECTION 6.2    TRUSTEE NOT RESPONSIBLE FOR RECITALS..........................9
SECTION 6.3    TERMINATION...................................................9
SECTION 6.4    SUCCESSORS AND ASSIGNS........................................9
SECTION 6.5    AMENDMENTS....................................................9
SECTION 6.6    NOTICES.......................................................9
SECTION 6.7    BENEFIT......................................................10

SECTION 6.8    GOVERNING LAW; JURISDICTION..................................10
SECTION 6.9    SEPARABILITY.................................................10
SECTION 6.10   COUNTERPARTS.................................................11
SECTION 6.11   EFFECTIVENESS................................................11

































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

SUPPLEMENTAL INDENTURE, dated as of January 12, 2004 (this "Supplemental Indenture") among AEGON N.V., a Netherlands public company with limited liability (the "Guarantor"), Transamerica Finance Corporation, a Delaware corporation (the "Company"), and U.S. Bank National Association (successor in interest to Continental Illinois National Bank and Trust Company of Chicago), a banking association duly incorporated and registered under the laws of , as trustee (the "Trustee").

         WHEREAS, the Company has executed and delivered to the Trustee an indenture dated as of March 15, 1981 (the "Indenture") providing for the issuance by the Company from time to time of its unsecured senior debt securities issuable in one or more series;

         WHEREAS, the Company has issued, and the Trustee has authenticated and delivered, the series of debt securities designated 6 1/2% Debentures due March 15, 2011 (the "Notes");

         WHEREAS, the Company is the obligor with respect to the Notes;

         WHEREAS, the Guarantor is willing to provide the Guarantee (as defined herein) on the terms and subject to the conditions set forth herein;

         WHEREAS, the Company proposes to amend and supplement the Indenture in certain respects;

         NOW THEREFORE, in consideration of the premises, the parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

SECTION 1.1 DEFINITION OF TERMS.

         Unless the context otherwise requires:

         (a) a term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

         (b) a term defined anywhere in this Supplemental Indenture has the same meaning throughout this Supplemental Indenture;

         (c)      the singular includes the plural and vice versa; and

         (d) the Article and Section headings herein and the Table of Contents are for convenience of reference only and do not affect the construction of this Supplemental Indenture.








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

                                   ARTICLE II
                                   THE PARTIES

SECTION 2.1 THE TRUSTEE.

         The Guarantee shall be held by the Trustee for the benefit of the Holders, and the Trustee shall not transfer the Guarantee to any Person except in connection with a simultaneous transfer of the Notes carried out in accordance with the Indenture.

SECTION 2.2 THE GUARANTOR.

         The Guarantor is hereby made a party to the Indenture.

                                  ARTICLE III
                                  THE GUARANTEE

SECTION 3.1 GUARANTEE.

         (a) The Guarantor hereby fully and unconditionally guarantees to each Holder, and to the Trustee on behalf of each Holder, the due and punctual payment (and not merely the collection) of the principal of (premium, if any) and interest on the Notes, and all other obligations of the Company under the Indenture, when and as the same shall become due and payable whether at maturity, by acceleration, call for redemption or otherwise, according to the terms thereof and the Indenture without any requirement that a Holder or Paying Agent first proceed against the Company (the "Guarantee"). The obligations under the Guarantee shall be absolute and unconditional for the continuation of the Guarantee, irrespective of (i) any invalidity, irregularity or unenforceability of the Notes, (ii) the absence of any action to enforce the same or any release or amendment or waiver of any term of any other guarantee of, all or of any of the Notes, any waiver or consent by the Holder of such Note or by the Trustee or either of them with respect to any provisions thereof or of the Indenture, (iii) the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that notwithstanding the foregoing, no such release, amendment, waiver, consent or judgment shall, without the consent of the Guarantor, increase the principal amount of such Note or increase the rate or rates of interest thereon, or increase any premium payable upon redemption thereof, or alter the Stated Maturity thereof. The Guarantee shall continue in full force and effect until the principal of (premium, if any) and interest in respect of all outstanding Notes shall have been paid.

         (b) The Guarantor will make all payments pursuant to the Guarantee without withholding or deduction for, or on account of, any present or future taxes, duties, assessments, levies and other governmental charges of any nature whatsoever now or hereafter imposed or established by or on behalf of the Netherlands or any authority in the Netherlands, unless such deduction or withholding is required by law (a "Netherlands Tax"). In the event any Netherlands Tax is so imposed or established on any amounts payable under the Guarantee, the Guarantor agrees to pay such additional amounts to each Holder (the "Additional Amounts") as may be necessary in order that the net amounts receivable by each Holder after any payment, withholding or deduction in respect of such Netherlands Tax shall equal the respective amounts


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

of principal (premium, if any) and interest, which would have been receivable in respect of the Notes in the absence of such payment, withholding or deduction; PROVIDED, HOWEVER, that the amounts with respect to the Netherlands Tax shall be payable only to Holders that are not residents in the Netherlands for purposes of its tax laws; AND PROVIDED FURTHER, that the Guarantor shall not be required to make any payment of Additional Amounts for or account of:

         A. any tax, assessment or other governmental charge which would not have been imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over such Holder, if such Holder is an estate, trust, partnership or corporation) and the Netherlands or any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein;

         B. any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

         C. any tax, assessment or other governmental charge which is payable other than by withholding from payments of (or in respect of) principal of (premium, if any) or any interest on, the Notes;

         D. any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of (premium, if any) or any interest on, any Note, if such payment can be made without such withholding by any other paying agent;

         E. any tax, assessment or other governmental charge which would not have been imposed or withheld if such Holder had made a declaration of nonresidence or other similar claim for exemption or presented any applicable form of certificate, upon the making or presentation of which that Holder would either have been able to avoid such tax, assessment or charge or to obtain a refund of such tax, assessment or charge;

         F. any tax, assessment or other governmental charge which would not have been imposed but for the presentation of a Note (where presentation is required) for payment on the date more than 30 days after the date on which such payment became due and payable or more than 30 days after the date on which payment thereof was duly provided for, whichever occurred later;

         G. any withholding or deduction imposed on a payment under the Guarantee which is required to be made pursuant to a European Union directive on the taxation of savings or any law implementing or complying with, or introduced in order to conform to, such directive; or

         H.       any combination of items above;

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

nor shall Additional Amounts be paid with respect to any payment of the principal of (premium, if any) or any interest on any Note pursuant to the Guarantee to any such Holder who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Additional Amount had it been the Holder of the Note.

         Whenever in the Notes there is a reference, in any context, to the payment of the principal of (premium, if any) or interest, or in respect of, any Note such payment shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect of such payment pursuant to the provisions hereof or thereof and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

SECTION 3.2 WAIVER OF NOTICE AND DEMAND.

         The Guarantor hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby; PROVIDED, HOWEVER, that the Guarantor receives prompt written notice from the Trustee or any Holder of any failure by the Company to make any payment of principal (premium, if any) or interest or any sinking fund or analogous payment.

SECTION 3.3 WAIVER OF GUARANTOR'S RIGHTS.

         The Guarantor will not exercise any rights which it may acquire by way of subrogation or by any indemnity, reimbursement or other agreement until the principal (premium, if any) and interest in respect of all outstanding Notes shall have been paid.

SECTION 3.4 NO DEFENSE; IMMUNITY SET-OFF; COUNTERCLAIM.

         To the extent that the Guarantor or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity on the grounds of sovereignty or other similar grounds, from any legal action, any suit, process or proceeding in connection with or arising out of the Guarantee, from the giving of any relief thereunder, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment from attachment in aid of execution of judgment, or from execution of judgment or other legal action, suit, process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which any proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Guarantee, the Guarantor hereby irrevocably and unconditionally waives and agrees, for the benefit of each Holder, from time to time, not to plead or claim any such immunity, set-off or counterclaim.




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SECTION 3.5 GUARANTEE OF PAYMENT.

         This Supplemental Indenture creates a guarantee of payment and not of collection.

SECTION 3.6 OBLIGATIONS NOT AFFECTED.

         The obligations of the Guarantor under this Supplemental Indenture shall in no way be affected or impaired by reason of the occurrence from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Company of any express or implied agreement, covenant, term or condition relating to the Notes to be performed or observed by the Company;

         (b) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Notes, or any action on the part of the Company granting indulgence or extension of any kind;

         (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Company or any of the assets of the Company;

         (d)      any invalidity of, or defect or deficiency in, the Notes;

         (e) the settlement or compromise of any obligation of the Guarantor under the Guarantee or incurred under the Guarantee; or

         (f) any other circumstance whatsoever that may otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 3.6 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

SECTION 3.7 SUBROGATION.

         The Guarantor shall be subrogated to all rights, if any, of the Holders of the Notes against the Company in respect of any amounts paid to such Holders by the Guarantor under this Supplemental Indenture; PROVIDED, HOWEVER, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Supplemental Indenture, if, at the time of any such payment, any amounts are due and outstanding under this Supplemental Indenture. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the benefit of the Holders and to pay over such amount to the Holders.


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SECTION 3.8 INDEPENDENT OBLIGATIONS.

         The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Company with respect to the Notes, and that the Guarantor shall be liable as principal and as debtor hereunder to make payments with respect to the Guarantee pursuant to the terms of this Supplemental Indenture notwithstanding the occurrence of any event referred to in subsections (a) through (f), inclusive, of Section 3.6 hereof.

                                   ARTICLE IV
                                 SUBORDINATION

SECTION 4.1 RANKING.

         The Guarantee will constitute an unsecured and senior obligation of the Guarantor and will rank PARI PASSU with all unsecured and unsubordinated indebtedness of the Guarantor other than obligations that by mandatory operation of law would be given priority in a dissolution of the Guarantor.

                                   ARTICLE V
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 5.1 GUARANTOR MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

         The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

         (a) the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety (for purposes of this Article V, a "Successor Guarantor") shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, the Guarantor's obligations under this Supplemental Indenture and the performance or observance of every covenant of this Supplemental Indenture on the part of the Guarantor to be performed or observed; and

         (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

SECTION 5.2 SUCCESSOR SUBSTITUTED.

         Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor as an entirety in accordance with Section 5.1, the Successor Guarantor shall succeed to and be substituted for, and may exercise every right and power of, the Guarantor under this Supplemental Indenture with the same effect as if such Successor Guarantor had been


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

named as the Guarantor herein, and thereafter, the Guarantor shall be relieved of all obligations and covenants under this Supplemental Indenture.

                                   ARTICLE VI
                                  MISCELLANEOUS

SECTION 6.1 RATIFICATION OF THE INDENTURE.

         Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 6.2 TRUSTEE NOT RESPONSIBLE FOR RECITALS.

         The recitals herein contained are made by the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

SECTION 6.3 TERMINATION.

         This Supplemental Indenture shall terminate once the principal (premium, if any) and interest of all outstanding Notes have been paid.

SECTION 6.4 SUCCESSORS AND ASSIGNS.

         The Guarantee and other obligations of the Guarantor contained in this Supplemental Indenture shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding.

SECTION 6.5 AMENDMENTS.

         This Supplemental Indenture may only be amended in accordance with
Section 9-2 of the Indenture.

SECTION 6.6 NOTICES.

         All notices provided for in this Supplemental Indenture shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

         (a) If given to the Trustee, at the mailing address of the Trustee set forth below:

                  U.S. Bank National Association
                  Corporate Trust Services
                  60 Livingston Avenue
                  St. Paul, MN 55107



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

         (b) If given to the Guarantor, at the mailing address of the Guarantor set forth below (or such other address as the Guarantor may give notice of to the Holders):

                  AEGONplein 50,
                  2591 TV, The Hague,
                  The Netherlands
                  Attn: Group Treasury

         (c) If given to any Holder, at the address set forth in the Debenture Register.

         All such notices shall be deemed to have been given when received in person, transmitted by facsimile with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document was refused delivery or could not be delivered because of a change of address, of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

SECTION 6.7 BENEFIT.

         Nothing in this Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

SECTION 6.8 GOVERNING LAW; JURISDICTION.

         This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of California except (i) with respect to
Article III hereof and the Guarantee, which shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law provisions and (ii) with respect to authorization and execution of this Supplemental Indenture by or on behalf of the Guarantor which are required to be governed by the laws of the Netherlands. The Guarantor agrees that any legal action, suit or proceeding against it arising out of or related to this Supplemental Indenture may be brought in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan and hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the aforementioned courts, in personam, generally and unconditionally, with respect to any suit, action or proceeding in connection with or arising out of the Guarantee for itself and its respective properties, assets and revenues. The Guarantor agrees that a final unappealable judgment in any action or proceeding arising, out of or relating to this Supplemental Indenture shall be conclusive and may be enforced in any other jurisdiction otherwise having jurisdiction over the Guarantor by suit on the judgment or in any other manner provided by law.

SECTION 6.9 SEPARABILITY.

         In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, and this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.


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

SECTION 6.10 COUNTERPARTS.

         This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

SECTION 6.11 EFFECTIVENESS.

         This Supplemental Indenture shall become a legally effective and binding instrument upon the execution and delivery hereof by all parties hereto.





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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.

                                        AEGON N.V.


                                        By: /s/ J.B.M. Streppel
                                            ------------------------------------
                                            Name:  J.B.M. Streppel
                                            Title: member of the Executive Board


                                        TRANSAMERICA FINANCE CORPORATION


                                        By: /s/ Rosario A. Perrelli
                                            ------------------------------------
                                            Name:  Rosario A. Perrelli
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                        U.S. BANK NATIONAL ASSOCIATION
                                          as Trustee


                                        By: /s/ Richard H. Prokosch
                                            ------------------------------------
                                            Name:  Richard H. Prokosch
                                            Title: Vice President























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